Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated March 2, 2026, relating to the consolidated financial statements of BlackRock Private Credit Fund (the “Fund”), appearing in the Annual Report on Form 10-K of the Fund for the year ended December 31, 2025.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche LLP
Los Angeles, California
April 30, 2026